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As filed with the Securities and Exchange Commission on September 14, 2005

Registration No. 333-127998

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VeriFone Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3578 (Primary Standard Industrial Classification in Number)	04-3692546 (I.R.S. Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, California 95110 (408) 232-7800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Douglas G. Bergeron VeriFone Holdings, Inc. 2099 Gateway Place, Suite 600 San Jose, California 95110 (408) 232-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Scott D. Miller, Esq. Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 (650) 461-5600	Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee	$29,228
NASD filing fee	25,332
Printing and engraving expenses	150,000
Legal fees and expenses	400,000
Accounting fees and expenses	250,000
Transfer agent and registrar fees	15,000
Blue sky fees and expenses (including legal fees)	20,000
Miscellaneous expenses	110,440

Total expenses	$1,000,000

Item 14. Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with any threatened, pending or completed actions, suits or proceedings in which such a person is made a party by reason of being or having been a director, officer, employee or agent of the corporation, subject to certain limitations. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eight of our certificate of incorporation provides for indemnification by us of our directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has also entered into separate indemnification agreements with each of its directors and officers, substantially in the form filed as Exhibit 10.16 to this Registration Statement, which may be broader than the specific indemnification provisions contained in Delaware law.

        The Registrant expects to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

        The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to our directors and officers and selling stockholders by the underwriters against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

        The Registrant was incorporated in June 2002. In connection with the formation of the Registrant, on July 1, 2002, the Registrant issued (i) to affiliates of GTCR 58,438 shares of its Class A redeemable convertible preferred stock for $58,437,741 in cash, 35,778,209 shares of its voting common stock for $1,192,607 in cash, and warrants to purchase 2,577,102 shares of voting common stock and 4,209 shares of its Class A redeemable convertible preferred stock, (ii) to affiliates of TCW/Crescent Mezzanine, 1,960 shares of its Class A redeemable convertible preferred stock for $1,960,000 in cash, 1,200,000 shares of its voting common stock for $40,000 in cash, and warrants to purchase 2,577,102 shares of voting common stock and 4,209 shares of its Class A redeemable convertible preferred stock, (iii) to an affiliate of Gores Technology Group, LLC 6,882,352 shares of its voting common stock in partial consideration for assignment of all the outstanding stock of VeriFone, Inc., (iv) to Douglas Bergeron or his affiliate pursuant to a senior management agreement with Mr. Bergeron, an aggregate of 5,932,219 shares of voting common stock for $197,741 and 3,302 shares of class A redeemable convertible preferred stock for $3,302,259, and (v) pursuant to the 2002 Securities Purchase Plan, to eight executives, 1,199,198 shares of voting common stock for an aggregate purchase price of $39,973. These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933 as well as, in the case of issuances to executives pursuant to the 2002 Securities Purchase Plan, Rule 701 under the Securities Act of 1933.

        In February and March 2003, the Registrant pursuant to its 2002 Securities Purchase Plan sold 729,947 shares of voting common stock to three executives from April 2003 to January 2005, issued pursuant to the New Founders' Stock Plan options to purchase an aggregate of 1,644,300 shares of nonvoting common stock at a weighted average exercise price of $3.89, and, in January 2005, issued pursuant to the Outside Directors' Stock Option Plan options to purchase an aggregate of 90,000 shares of voting common stock at an exercise price of $10.00 per share. The sales under the 2002 Securities Purchase Plan, the New Founders' Stock Option Plan and the Outside Directors' Stock Option Plan were exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 701 thereunder.

        Contemporaneously with the closing of our initial public offering on May 4, 2005, the Registrant issued 150,000 shares of common stock, at $10.00 per share, to Financial Technology Partners, LLC in payment of fees due of $1,250,000 for financial advisory services provided in connection with our initial public offering and of $250,000 for advisory services provided in connection with the Registrant's acquisition of the GO Software business of Return on Investment Corporation. These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

        References to numbers of shares and per share amounts in this Item 15 are adjusted, where applicable, for the Registrant's three-for-two split of all common stock outstanding on April 30, 2003.

Item 16. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1††††	Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2†††††	Form of Amended and Restated Bylaws of the Registrant
4.1†††	Specimen Common Stock Certificate
5.1	Opinion of Sullivan & Cromwell LLP
10.1††	Purchase Agreement, dated as of July 1, 2002, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., GTCR Co- Invest, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P. and TCW Leveraged Income Trust IV, L.P.

10.1.1††††	Form of Amendment No. 1 to Purchase Agreement
10.2††	Stockholders Agreement, dated as of July 1, 2002, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., GTCR Co- Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P. and TCW Leveraged Income Trust IV, L.P., VF Holding Corp. and the executives who are parties thereto
10.2.1††††	Form of Amendment to Stockholders Agreement
10.3†	Registration Rights Agreement, dated as of July 1, 2002, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P., and TCW Leveraged Income Trust IV, L.P., VF Holding Corp., Jesse Adams, William Atkinson, Douglas G. Bergeron, Nigel Bidmead, Denis Calvert, Donald Campion, Robert Cook, Gary Grant, Robert Lopez, James Sheehan, David Turnbull and Elmore Waller
10.4†	Amendment to Registration Rights Agreement, dated as of November 30, 2004, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., Douglas Bergeron, DGB Investments, Inc., The Douglas G. Bergeron Family Annuity Trust, The Sandra E. Bergeron Family Annuity Trust and The Bergeron Family Trust
10.5†	Senior Management Agreement, dated as of July 1, 2002, among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron
10.5.1††	Amendment to Senior Management Agreement, dated as of June 29, 2004, by and among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron
10.6†	Amendment to Senior Management Agreement, dated as of December 27, 2004, by and among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas Bergeron
10.7†	2002 Securities Purchase Plan
10.8†	New Founders' Stock Option Plan
10.9†	Credit Agreement, dated as of June 30, 2004, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the lenders, Bank of America, N.A., as Administrative Agent for the Lenders, Collateral Agent for the Senior Lenders, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Collateral Agent for the Second Lien Lenders, Credit Suisse First Boston, Cayman Islands Branch, as Syndication Agent, and Wells Fargo Bank, N.A., as Documentation Agent
10.9.1††	First Amendment to Credit Agreement, dated as of March 23, 2005, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Administrative Agent
10.9.2	Second Amendment to Credit Agreement, dated as of Septmber 7, 2005, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Administrative Agent
10.10†	Security Agreement, dated as of June 30, 2004, among VeriFone Holdings, Inc., VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Senior Collateral Agent
10.11†	Pledge Agreement, dated as of June 30, 2004, among VeriFone Holdings, Inc., VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Senior Collateral Agent
10.12†	Change in Control Severance Agreement, effective July 1, 2004, between VeriFone Holdings, Inc. and Barry Zwarenstein
10.13†††	Outside Directors' Stock Option Plan
10.14†	Patent License Agreement, effective as of November 1, 2004, by and between NCR Corporation and VeriFone, Inc.

10.15††††††	2005 Employee Equity Incentive Plan
10.16†††††	Form of Indemnification Agreement
21.1††	List of subsidiaries of the Registrant
23.1	Consent of Independent Registered Public Accounting Firm (previously filed)
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (previously filed)

†
Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed February 23, 2005

††
Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed March 28, 2005

†††
Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 18, 2005

††††
Filed as an exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 21, 2005

†††††
Filed as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005

††††††
Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-124545), filed May 2, 2005

  (b)
  Financial Statement Schedules

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
VeriFone Holdings, Inc.

        We have audited the consolidated financial statements of VeriFone Holdings, Inc. (the "Successor") as of October 31, 2003 and 2004, and for the period from July 1, 2002 to October 31, 2002 and years ended October 31, 2003 and 2004 and we have also audited the consolidated financial statements of VeriFone, Inc. (the "Predecessor"), for the period from November 1, 2001 to June 30, 2002, and have issued our report thereon dated December 20, 2004, except for Note 15, as to which the date is March 23, 2005 (included elsewhere in this Registration Statement). Our audits also include the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Successor and Predecessor management. Our responsibility is to express an opinion based on our audits.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

San Francisco, California
December 20, 2004

FINANCIAL STATEMENT SCHEDULE

SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions — Write-offs	Balance at the End of the Period
Predecessor
Period from November 1, 2001 to June 30, 2002
Allowance for doubtful accounts	$4,690	$2,944	$(145)	$7,489
Successor
Period from July 1 to October 31, 2002
Allowance for doubtful accounts	$7,489	$96	$(1,121)	$6,464
Year ended October 31, 2003
Allowance for doubtful accounts	$6,464	$1,627	$(3,823)	$4,268
Year ended October 31, 2004
Allowance for doubtful accounts	$4,268	$(1,442)	$42	$2,868

        Schedules not set forth above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, California, on September 14, 2005.

VERIFONE HOLDINGS, INC.
By:	/s/ DOUGLAS G. BERGERON Douglas G. Bergeron, Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DOUGLAS G. BERGERON Douglas G. Bergeron	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	September 14, 2005
/s/ BARRY ZWARENSTEIN Barry Zwarenstein	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 14, 2005
* Craig A. Bondy	Director	September 14, 2005
James C. Castle	Director
* Leslie Denend	Director	September 14, 2005
* Robert B. Henske	Director	September 14, 2005
* Collin E. Roche	Director	September 14, 2005
* Daniel Timm	Director	September 14, 2005
*By:	/s/ BARRY ZWARENSTEIN Barry Zwarenstein Attorney-in-fact

Exhibit Index

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1††††	Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2†††††	Form of Amended and Restated Bylaws of the Registrant
4.1†††	Specimen Common Stock Certificate
5.1	Opinion of Sullivan & Cromwell LLP
10.1††	Purchase Agreement, dated as of July 1, 2002, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., GTCR Co- Invest, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P. and TCW Leveraged Income Trust IV, L.P.
10.1.1††††	Form of Amendment No. 1 to Purchase Agreement
10.2††	Stockholders Agreement, dated as of July 1, 2002, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., GTCR Co- Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P. and TCW Leveraged Income Trust IV, L.P., VF Holding Corp. and the executives who are parties thereto
10.2.1††††	Form of Amendment to Stockholders Agreement
10.3†	Registration Rights Agreement, dated as of July 1, 2002, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P., and TCW Leveraged Income Trust IV, L.P., VF Holding Corp., Jesse Adams, William Atkinson, Douglas G. Bergeron, Nigel Bidmead, Denis Calvert, Donald Campion, Robert Cook, Gary Grant, Robert Lopez, James Sheehan, David Turnbull and Elmore Waller
10.4†	Amendment to Registration Rights Agreement, dated as of November 30, 2004, by and among VeriFone Holdings, Inc., GTCR Fund VII, L.P., Douglas Bergeron, DGB Investments, Inc., The Douglas G. Bergeron Family Annuity Trust, The Sandra E. Bergeron Family Annuity Trust and The Bergeron Family Trust
10.5†	Senior Management Agreement, dated as of July 1, 2002, among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron
10.5.1††	Amendment to Senior Management Agreement, dated as of June 29, 2004, by and among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron
10.6†	Amendment to Senior Management Agreement, dated as of December 27, 2004, by and among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas Bergeron
10.7†	2002 Securities Purchase Plan
10.8†	New Founders' Stock Option Plan
10.9†	Credit Agreement, dated as of June 30, 2004, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the lenders, Bank of America, N.A., as Administrative Agent for the Lenders, Collateral Agent for the Senior Lenders, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Collateral Agent for the Second Lien Lenders, Credit Suisse First Boston, Cayman Islands Branch, as Syndication Agent, and Wells Fargo Bank, N.A., as Documentation Agent
10.9.1††	First Amendment to Credit Agreement, dated as of March 23, 2005, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Administrative Agent

10.9.2	Second Amendment to Credit Agreement, dated as of Septmber 7, 2005, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Administrative Agent
10.10†	Security Agreement, dated as of June 30, 2004, among VeriFone Holdings, Inc., VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Senior Collateral Agent
10.11†	Pledge Agreement, dated as of June 30, 2004, among VeriFone Holdings, Inc., VeriFone Intermediate Holdings, Inc., VeriFone, Inc. and Bank of America, N.A., as Senior Collateral Agent
10.12†	Change in Control Severance Agreement, effective July 1, 2004, between VeriFone Holdings, Inc. and Barry Zwarenstein
10.13†††	Outside Directors' Stock Option Plan
10.14†	Patent License Agreement, effective as of November 1, 2004, by and between NCR Corporation and VeriFone, Inc.
10.15††††††	2005 Employee Equity Incentive Plan
10.16†††††	Form of Indemnification Agreement
21.1††	List of subsidiaries of the Registrant
23.1	Consent of Independent Registered Public Accounting Firm (previously filed)
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (previously filed)

†
Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed February 23, 2005

††
Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed March 28, 2005

†††
Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 18, 2005

††††
Filed as an exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 21, 2005

†††††
Filed as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005

††††††
Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-124545), filed May 2, 2005

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules
Report of Independent Registered Public Accounting Firm
FINANCIAL STATEMENT SCHEDULE
SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS (in thousands)
  Item 17. Undertakings
SIGNATURES
Exhibit Index